Exhibit 99.B(j)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 40 to File No. 333-57017; Amendment No. 41 to File No. 811-08821) of the Rydex Variable Trust of our reports dated February 26, 2009 on the financial statements and financial highlights of the Alternative Strategy Funds, Essential Portfolio Funds, and Sector Funds, February 27, 2009 on the financial statements and financial highlights of the CLS AdvisorOne Funds, and February 26, 2009 (except for Note 13, as to which the date is April 28, 2009) on the financial statements and financial highlights of the Benchmark Funds, included in the 2008 Annual Report to shareholders, as filed on Form N-CSR/A on April 29, 2009.

/s/ ERNST & YOUNG LLP

McLean, Virginia
April 28, 2009